UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2010

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2010, PREIT Associates, L.P., the operating partnership of Pennsylvania Real Estate Investment Trust (the “Company”), entered into an Agreement of Purchase and Sale of Ownership Interests with Cedar Shopping Centers Partnership, L.P. (“Buyer”), an affiliate of Cedar Shopping Centers, Inc., for the sale of the Company’s interests in a portfolio of five wholly owned power center properties for an aggregate sale price of approximately $134 million, subject to adjustments and excluding closing costs.

The following table sets forth a list of the five wholly owned properties, which contain an aggregate of approximately 1.5 million square feet of space, of which the Company owns approximately 0.9 million square feet of space:

Property		Location	Debt as of June 30, 2010
1.	Creekview Center	Warrington, Pennsylvania	$19.4 million

2.	Monroe Marketplace	Selinsgrove, Pennsylvania	Property secures 2010 Credit Facility

3.	New River Valley Center	Christiansburg, Virginia	$15.9 million

4.	Pitney Road Plaza	Lancaster, Pennsylvania	$4.5 million

5.	Sunrise Plaza	Forked River, New Jersey	Property secures 2010 Credit Facility

After the repayment of mortgages secured by three of these properties totaling approximately $40 million, the payment of the release prices of the other two properties that secure a portion of the Company’s secured revolving credit facility (the “2010 Credit Facility”), which total approximately $57 million, and the payment of closing costs, the Company intends to use the net proceeds to repay borrowings under the 2010 Credit Facility, in accordance with its terms, and will use the remainder for general corporate purposes. The amount required to repay the mortgages secured by these properties and the resulting net proceeds from this transaction will differ slightly at the closing date to reflect principal amortization through that date.

The transaction involving these five wholly owned properties is expected to be completed by the end of 2010.

On August 13, 2010, the Company also entered into two additional Purchase and Sale Agreements with the Buyer to sell the Company’s 50% interest in each of two other power center properties, Red Rose Commons and Whitehall Mall. The Company’s subsidiary that is a partner in the partnership that owns Red Rose Commons entered into a Purchase and Sale Agreement with the Buyer for the sale of the Company’s interest in that property, subject to the terms and conditions of the partnership agreement between the Company and its property partner, and the joinder by that partner to this Purchase and Sale Agreement. The Company also entered into a Purchase and Sale Agreement with the Buyer for the sale of the Company’s interest in the Whitehall Mall power center, subject to agreement with, and joinder by, the co-owner of the property to that Purchase and Sale Agreement. In addition, it is a condition to the sale of Whitehall Mall that the Buyer be permitted to assume the current mortgage on the property, the terms of which do not include any provision for assumption of the mortgage (which would require the consent of the lender) and the terms of which do include a prepayment premium. The conditions described above might delay or prevent the closing of the sale of either or both of these properties. The Buyer is not obligated to close on the purchase of either of these two properties unless it will acquire 100% ownership of that property.

The following table sets forth information about the two properties, which contain an aggregate of approximately 1.0 million square feet of space, of which approximately 0.8 million square feet of space is landlord owned:

Property		Location	Company’s Share of Debt as of June 30, 2010
1.	Red Rose Commons	Lancaster, Pennsylvania	$12.1 million

2.	Whitehall Mall	Allentown, Pennsylvania	$5.9 million

The aggregate sale price for the sales of the Company’s interest in these two power center properties is expected to be approximately $34 million, subject to adjustments and excluding closing costs. After the repayment of the Company’s share of the mortgage secured by Red Rose Commons, $12.1 million, and the payment of closing costs, and if the Company’s share of the mortgage on Whitehall Mall, $5.9 million, were permitted to be assumed by the Buyer, the Company intends to use the net proceeds to repay borrowings under the 2010 Credit Facility, in accordance with its terms, and will use the remainder for general corporate purposes. The amount required to repay the mortgage on Red Rose Commons and the amount of the mortgage on Whitehall Mall and the resulting net proceeds from these transactions will differ slightly at the closing date(s) to reflect principal amortization through those date(s).

The transactions involving the sales of the Company’s interest in these two properties are expected to be completed by the end of March 2011.

The Purchase and Sale Agreements described above provide that the Company will retain certain undeveloped parcels at the wholly owned properties, which the Buyer will have the option to acquire at a price determined by an agreed formula if the parcel is leased within the first two years following the closing date. If the Company seeks to sell an undeveloped parcel or a developed parcel as to which the Buyer’s option has expired, the Buyer will have certain rights to acquire the parcel. The Purchase and Sale Agreements also provide that a subsidiary of the Company will serve as management and leasing agent for all of the properties for a period of three years, subject to certain termination rights of the Buyer after one year upon payment of a specified amount, and subject to the terms of the final agreements with the Company’s property partner in the ownership of Red Rose Commons and with the Company’s co-owner in the Whitehall Mall property, respectively. The Purchase and Sale Agreements further provide that if space at these properties that is vacant on the closing date is leased in the first two years after the closing date, the Company will receive an addition to the sales price for leasing such vacant space, subject to certain terms and conditions.

The Buyer has made a $2.5 million deposit, which it will forfeit if it does not close any of the three transactions for any reason except as specifically provided under the Purchase and Sale Agreements. The transactions have been approved by the Company’s Board of Trustees, but remain subject to other customary closing conditions and to certain other terms and conditions customary for transactions of this nature. There can be no assurance that all or any of the properties will be sold or will be sold on the terms described herein.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Closing under the sale agreements referred to above are subject to the satisfaction of conditions in favor of the purchaser that are generally customary for transactions of the nature described above, and there is therefore no assurance that the properties will be sold as described above. Moreover, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT’s ability to pay distributions on its common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended

December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: August 19, 2010	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel